Exhibit 99.4

                                          October 23, 2002

United Natural Foods, Inc.
260 Lake Road
Dayville, CT 06241

Attention:  Todd Weintraub, Chief Financial Officer

      RE:  Fourth Amendment to Loan and Security Agreement

Dear Todd:

      Reference is made to the Loan and Security Agreement dated as of August 31, 2001 (as amended, the "Loan Agreement") among United Natural Foods, Inc. ("UNF"), Mountain People's Warehouse Incorporated ("MPW"), Nutrasource, Inc. ("Nutrasource"), Rainbow Natural Foods, Inc. ("Rainbow"), Stow Mills, Inc. ("SMI"), United Natural Foods Pennsylvania, Inc. ("UNFPA" and together with UNF, MPW, Nutrasource, Rainbow and SMI, the "Borrowers") each of the Lenders identified under the caption "Lenders" on the signature pages thereto and Fleet Capital Corporation as administrative and collateral agent for the Lenders (the "Agent"), Citizens Bank of Massachusetts (the "Syndication Agent"), U.S. Bank National Association (the "Documentation Agent") and Fleet Securities, Inc. (the "Arranger"), as amended by First Amendment dated April 16, 2002, Second Amendment dated September 26, 2002 and Third Amendment dated October 17, 2002. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

      The Borrowers have advised that Agent that they intend to refinance the Real Property and that until such refinancing is consummated they require additional borrowing availability under the Loan Agreement. The Lenders are willing to make such additional amounts available, subject to the terms and conditions hereof.

      Accordingly, the parties hereto hereby agree as follows:

Amendments. For so long as the Borrowers continue diligently to pursue efforts to refinance the Real Property, for a period (the "Refinancing Period") commencing on the date hereof and continuing through and including the earlier of (1) February 14, 2003, and (2) any date on which refinancing of real estate owned by the Borrowers and Guarantors is completed (provided that nothing set forth herein shall be deemed to constitute the consent of the Agent or Lenders to such refinancing), the definition of the term "Borrowing Base" as set forth in Appendix A to the Loan Agreement is amended to add the phrase "$15,000,000 plus" immediately before the phrase "an amount equal to the lesser of" in the first line of such definition. After the end of such Refinancing Period, such amendment shall be of no further force or effect. Representations and Warranties. The Borrowers hereby represent and warrant as follows: Power, Authority, Etc. The Borrowers have the power and authority for the making and performing of this Fourth Amendment. This Fourth Amendment has been duly executed and delivered by or on behalf of the Borrowers pursuant to authority legally adequate therefore, and this Fourth Amendment is in full force and effect and is a legal, valid and binding obligation of the Borrowers enforceable in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws and equitable principles affecting the enforcement of creditors' rights generally.

Incorporation of Representations and Warranties. The representations and warranties of the Borrowers contained in the Loan Agreement, after giving effect to the amendments thereto contemplated hereby, and except for any changes resulting only from the passage of time, are true and correct on and as of the date hereof as though made on and as of the date hereof and such representations and warranties are hereto incorporated in this Fourth Amendment as though fully set forth herein.

Miscellaneous

Counterparts. This Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Fourth Amendment by signing any such counterpart.

Force and Effect. Except as amended or modified by this Fourth Amendment, the Loan Agreement and each of its terms and provisions, shall continue in full force or effect.

Loan Document. This Fourth Amendment and all other documents executed in connection herewith are "Loan Documents" as such term is defined in the Loan Agreement. This Fourth Amendment and the other documents executed and delivered in connection herewith set forth the entire agreement of the parties with respect to the subject matter thereof and supersede any prior agreement and contemporaneous oral agreements of the parties concerning their subject matter.

Reaffirmation. By executing this Fourth Amendment, the undersigned Guarantors hereby assent to the execution and delivery of this Fourth Amendment and all other instruments and documents required to be executed and delivered pursuant thereto by the Borrowers, and to the performance by the Borrowers of their agreements and obligations hereunder and thereunder. Guarantors further affirm that neither this Fourth Amendment nor the performance or consummation of any transactions contemplated thereby shall limit, restrict, extinguish or otherwise impair their agreements and obligations under the Guaranty Agreements, and Guarantors hereby acknowledge and reaffirm such obligations. Guarantors acknowledge, affirm and agree that the Guaranty Agreements are hereby ratified and confirmed and benefit the Lenders under the Loan Agreement, as amended.


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

      IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.


BORROWERS:                         UNITED NATURAL FOODS, INC.

                                   By: /s/ MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Vice Chair and CEO


                                   MOUNTAIN PEOPLE'S WAREHOUSE
                                   INCORPORATED

                                   By: /s/ MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Chair of the Board, President, CEO


                                   NUTRASOURCE, INC.

                                   By: /s/ MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Chair of the Board, President, CEO
                                              Treasurer


                                   RAINBOW NATURAL FOODS, INC.

                                   By: /s/ MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Chair of the Board, President


                                   STOW MILLS, INC.

                                   By: /s/ MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Chair of the Board, President


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

                                   UNITED NATURAL FOODS OF
                                   PENNSYLVANIA, INC.

                                   By: /s/  MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Chair of the Board


GUARANTORS:                        NATURAL RETAIL GROUP, INC.

                                   By: /s/  MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Chair


                                   UNITED NATURAL TRADING, INC.

                                   By: /s/  MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Chair of the Board


                                   THE HEALTH HUT, INC.

                                   By: ______________________________
                                       Name: ________________________
                                       Title: _______________________


                                   ALBERT'S ORGANICS, INC.

                                   By: /s/  MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Chair of the Board


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

AGENT:                             FLEET CAPITAL CORPORATION,
                                   as Administrative Agent

                                   By: /s/ KIM BUSHEY
                                       Name:  Kim Bushey
                                       Title: Senior Vice President


LENDERS:                           FLEET CAPITAL CORPORATION, as a Lender

                                   By: /s/ KIM BUSHEY
                                       Name:  Kim Bushey
                                       Title: Senior Vice President


                                   CITIZENS BANK OF MASSACHUSETTS, as a Lender

                                   By: /s/ PAUL R. CRIMLISK
                                       Name:  Paul R. Crimlisk
                                       Title: Vice President


                                   U.S. BANK NATIONAL ASSOCIATION, as a Lender

                                   By: /s/ JOHN W. BALL
                                       Name:  John W. Ball
                                       Title: Vice President


                                   PNC BANK, NATIONAL ASSOCIATION, a Lender


                                   By: /s/ JOHN C. WILLIAMS
                                       Name:  John C. Williams
                                       Title: Vice President


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

                                   NATIONAL CITY BANK, a Lender

                                   By: ______________________________
                                       Name: ________________________
                                       Title: _______________________


                                   FIRST PIONEER FARM CREDIT, ACA, a Lender

                                   By: /s/ CAROL L. SOBSON
                                       Name:  Carol L. Sobson
                                       Title: Assistant Vice President


                                   ISRAEL DISCOUNT BANK
                                   OF NEW YORK, a Lender

                                   By: /s/ STEPHEN SHAPIRO
                                       Name:  Stephen Shapiro
                                       Title: First Vice President

                                   By: /s/ AMIR BARASH
                                       Name:  Amir Barash
                                       Title: Vice President


                                   WEBSTER BANK, a Lender

                                   By: /s/ JOHN H. FROST
                                       Name:  John H. Frost
                                       Title: Vice President


                                   SOVEREIGN BANK, a Lender

                                   By: /s/ CHRISTOPHER T. PHELAN
                                       Name:  Christopher T. Phelan
                                       Title: Senior Vice President


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